UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2005

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5831 Cedar Lake Road

St. Louis Park, MN 55416

(Address of principal executive offices, including zip code)

(952) 525-2070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreement with Steven J. Wagenheim

As previously disclosed, on March 15, 2005, the Compensation Committee of the Board of Directors authorized a three-year employment and compensation arrangement with Steven J. Wagenheim, our President and Chief Executive Officer.  This arrangement, the principal terms and conditions of which were previously disclosed, has been documented in the form of an executive employment agreement with Mr. Wagenheim, dated June 15, 2005.

This report is being amended to present such executive employment agreement as an exhibit.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  See “Index to Exhibits.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: June 16, 2005	By:	/s/ Monica A. Underwood
Monica A. Underwood
Interim Chief Financial Officer and Corporate Controller

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Non-qualified Stock Option Agreement under the Company’s 1997 Stock Option Plan.*
10.2	Form of Stock Option Agreement under the Company’s 1997 Stock Option Plan.*
10.3	Form of Stock Option Agreement under the Company’s 1997 Director Stock Option Plan.*
10.4	Form of Non-qualified Stock Option Agreement under the Company’s 2002 Equity Incentive Plan.*
10.5	Form of Incentive Stock Option Agreement under the Company’s 2002 Equity Incentive Plan.*
10.6	Executive Employment Agreement by and between the Company and Steven J. Wagenheim, dated June 15, 2005.

*  Previously filed.